UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

August 28, 2017

Date of Report (Date of Earliest Event Reported)

UNI-PIXEL, INC.

(Exact Name of Small Business Issuer as Specified in Its Charter)

DELAWARE	001-34998	75-2926437
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4699 Old Ironsides Drive, Suite 300

Santa Clara, California 95054

(Address of Principal Executive Offices)

(281) 825-4500

(Issuer’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03 Bankruptcy or Receivership.

On August 30, 2017, Uni-Pixel, Inc., a Delaware corporation (the “Company”), and its subsidiary Uni-Pixel Displays, Inc., a Texas corporation (“Displays” and, together with the Company, “Debtors”) filed voluntary petitions for relief (the “Bankruptcy Petitions” and the cases commenced thereby, the “Chapter 11 Cases”) under Title 11 of the U.S. Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Northern District of California (the “Bankruptcy Court”). The Debtors’ Chapter 11 Cases are being administered under the captions In re Uni-Pixel, Inc. (Case No. 17-52100) and In re Uni-Pixel Displays, Inc. (Case No. 17-52101).

No trustee has been appointed, and the Debtors will continue to operate their business as “debtors in possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court.

Item 8.01 Other Events.

On August 28, 2017, after conducting a hearing on August 25, 2017, the Court of Chancery of the State of Delaware (the “Chancery Court”) entered a final partial judgment (the “Judgment”) against the Company and in favor of the Company’s two former executive officers, Reed Killion and Jeffrey Tomz, pursuant to which the Chancery Court determined that Messrs. Killion and Tomz were entitled to an advancement of expenses by the Company in an amount equal to an aggregate of $1,404,598.70, in relation to their defense of an action brought against them by the Securities and Exchange Commission (the “SEC”).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 31, 2017	By:	/s/ Christine Russell
Christine Russell, Chief Financial Officer